    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------

                              ABBOTT LABORATORIES
                                ---------------

             (Exact name of registrant as specified in its charter)

                        ILLINOIS                                                 36-0698440
              (State or other jurisdiction                          (I.R.S. Employer Identification No.)
           of incorporation or organization)

                              100 ABBOTT PARK ROAD
                        ABBOTT PARK, ILLINOIS 60064-3500
                                 (847) 937-6100
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                JOSE M. DE LASA
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              ABBOTT LABORATORIES
                              100 ABBOTT PARK ROAD
                        ABBOTT PARK, ILLINOIS 60064-3500
                                 (847) 937-6100
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                                Robert E. Curley
                              Mayer, Brown & Platt
                            190 South LaSalle Street
                            Chicago, Illinois 60603
                                 (312) 782-0600
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /__________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /__________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
        TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE    AGGREGATE OFFERING     REGISTRATION
     SECURITIES TO BE REGISTERED          BE REGISTERED       PER SHARE (1)         PRICE (1)              FEE
Common Stock, Without Par Value.......    500,000 shares         $39.875           $19,937,500            $5,882

(1) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low sales prices on the New York Stock Exchange Composite Tape on October 8, 1998.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                 500,000 SHARES
                              ABBOTT LABORATORIES
                                  COMMON STOCK
                              (WITHOUT PAR VALUE)

                               ------------------

    The 500,000 shares of common stock, without par value, that Abbott Laboratories offers may be purchased by exercising transferable options issued by the Company to participants in the Abbott Laboratories 1996 Incentive Stock Program, the Abbott Laboratories 1991 Incentive Stock Program, and the Abbott Laboratories 1986 Incentive Stock Program, and transferred by those participants as gifts to certain immediate family members or for their benefit. See "Plan of Distribution."

    Abbott Laboratories' common stock is traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange under the symbol ABT. On October 8, 1998, the last reported sale price of common stock on the New York Stock Exchange was $40.50 per share.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                The date of this Prospectus is October   , 1998.

                               TABLE OF CONTENTS

                                                      PAGE                                                            PAGE
                                                      -----                                                           -----
Where to Get More Information....................           2   Plan of Distribution.............................           3
The Company......................................           2   Experts..........................................           7
Use of Proceeds..................................           3   Validity of Shares...............................           7

                         WHERE TO GET MORE INFORMATION

    Abbott Laboratories (the "Company") has filed a registration statement with the Securities and Exchange Commission (the "Commission") relating to the 500,000 shares of common stock, without par value, of the Company (the "Common Stock") offered pursuant to this Prospectus. This Prospectus does not contain all of the information described in the registration statement. For further information, you should refer to the registration statement.

    The Company files annual, quarterly, and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements, or other information the Company files at the Commission's public reference room in Washington, D.C. You may request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. The Company's filings with the Commission are also available to the public on the Commission's web site at http:/ www.sec.gov.

    The following documents, which the Company has filed with the Commission, are incorporated into this Prospectus by reference and considered a part of this
Prospectus:

    - Annual Report on Form 10-K for the year ended December 31, 1997.

    - Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

    - Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

    Information that the Company subsequently files with the Commission will update and supercede this information. The Company is also incorporating by reference all documents that it files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and before the termination of the offering of the Common Stock.

    The Company will provide any of the above documents (including any exhibits specifically incorporated by reference in those documents) to each person, including any beneficial owner, to whom a Prospectus is delivered. You may request these documents at no cost by writing the Company at 100 Abbott Park Road, Abbott Park, Illinois 60064-3500, Attention Jose M. de Lasa, Senior Vice President, Secretary and General Counsel, or by telephone at (847) 937-6100.

    You should rely only on the information provided in this Prospectus or incorporated in this Prospectus by reference. The Company has not authorized anyone else to provide you with different information.

                                  THE COMPANY

    The Company is an Illinois corporation, incorporated in 1900. As used throughout the text of this document, references to the "Company" include the Company and its consolidated subsidiaries, unless otherwise indicated or unless the context otherwise requires. The Company's corporate offices are located at 100 Abbott Park Road, Abbott Park, Illinois 60064-3500. Its telephone number is
(847) 937-6100.

    The Company's principal business is the discovery, development, manufacture, and sale of a broad and diversified line of health care products and services. Among the Company's products is a line of adult and pediatric pharmaceuticals and nutritionals. These products are sold primarily on the prescription or recommendation of physicians or other health care professionals. This line also includes agricultural and chemical products, bulk pharmaceuticals, and consumer products. In addition, the Company produces a line of hospital and laboratory products which includes diagnostic systems for blood banks, hospitals, commercial laboratories, alternate-care testing sites, and consumers; intravenous and irrigation fluids and related administration equipment, including electronic drug delivery systems; drugs and drug delivery systems; anesthetics; pain management products; critical care products; diagnostic imaging products and other medical specialty products for hospitals and alternate-care sites.

    The Company purchases, in the ordinary course of business, necessary raw materials and supplies essential to the Company's operations from numerous suppliers in the United States and overseas. The Company markets products in approximately 130 countries through affiliates and distributors. Most of the Company's products are sold both in and outside the United States. The Company employs approximately 54,000 persons in its various offices, plants and facilities located throughout North America, South America, Europe, Africa, Asia and Australia.

                                USE OF PROCEEDS

    The amount of the proceeds the Company receives upon exercise of the transferable options to which this Prospectus relates will depend upon the exercise prices of the options and the extent to which they are exercised. The Company's expenses of the offering will be minimal. The Company will use the proceeds from the exercise of the transferable options for general corporate purposes.

                              PLAN OF DISTRIBUTION

    The Company is offering its shares of Common Stock covered by this Prospectus to transferees of transferable non-qualified stock options granted to the directors and officers of the Company pursuant to the Abbott Laboratories 1996 Incentive Stock Program (the "1996 Program"), the Abbott Laboratories 1991 Incentive Stock Program (the "1991 Program"), and the Abbott Laboratories 1986 Incentive Stock Program (the "1986 Program") (the 1991 Program and the 1986 Program being referred to herein as the "Prior Programs" and, with the 1996 Program, as the "Programs"), which are described below.

GENERAL PROGRAM INFORMATION

    The Programs are designed to permit the Company to provide several different forms of benefits to meet competitive conditions and the particular circumstances of the individuals who may be eligible to receive benefits. The Programs authorize the grant of several different forms of benefits including incentive stock options, non-qualified stock options, stock appreciation rights, limited stock appreciation rights, restricted stock awards, performance awards, and foreign qualified benefits (the "Benefits").

    The purpose of the Programs is to attract and retain outstanding individuals as directors, officers and other employees of the Company and its subsidiaries and to furnish an incentive to those persons to increase profits by providing them with the opportunity to acquire shares of the Company's Common Stock, or to receive monetary payments based on the value of such shares or on the Company's financial performance, or both, on advantageous terms and to further align such persons' interests with those of the Company's other shareholders through compensation that is based on the value of the Company's Common Stock.

    The Company expects to continue the 1996 Program, but necessarily reserves the right to amend or terminate it at anytime. The 1996 Program will continue in effect until terminated by the Company's board of directors, except that no incentive stock option may be granted more than ten years after the date of adoption of the 1996 Program by the board of directors. The Company's board of directors adopted the 1996 Program on October 13, 1995. No additional benefits may be granted under the Prior Programs.

    The Programs are administered by the Compensation Committee of the Company's board of directors (the "Committee"). The members of the Committee are appointed by the board of directors, have no fixed term of office, and serve at the pleasure of the board of directors.

    Requests for additional information about the Programs and its administrators should be addressed to the Company's Senior Vice President, Human Resources, at the following address: Senior Vice President, Human Resources, Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-3500, telephone number (847) 937-3960.

    The Programs are not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

SECURITIES TO BE OFFERED

    The 1996 Program authorizes the granting of options and other Benefits with respect to an aggregate of: (i) 10,000,000 shares of the Company's Common Stock, plus (ii) an annual additional authorization of seven-tenths of one percent (0.7%) of the total Common Stock of the Company issued and outstanding on the first day of each calendar year beginning with 1996, plus (iii) shares authorized but unissued under the Prior Programs; subject in each case to adjustments as provided below. Any Common Stock reserved under an annual additional authorization for any calendar year as to which options or other Benefits have not been awarded as of the end of such calendar year are available for issuance under Benefits granted in subsequent years.

    As of August 31, 1998, options to purchase 64,494,615 shares of Common Stock were outstanding and 13,661,417 shares were reserved and available for additional grants under the Programs. Benefits may no longer be granted under the Prior Programs.

    The Common Stock covered by the 1996 Program may be either authorized but unissued shares or treasury shares (except that restricted stock awards may be satisfied only from Abbott's treasury shares). If there is a lapse, expiration, termination, or cancellation of any Benefit granted under the 1996 Program or under the Prior Programs without the issuance of shares or payment of cash, or if shares are issued under any Benefit under the 1996 Program or a Prior Program and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance of a Benefit, or pursuant to the payment of the purchase price of shares under stock options by delivery of other shares of Common Stock of the Company, the shares subject to or reserved for that Benefit, or so reacquired, may again be used for new options, rights, or awards of any type authorized under the 1996 Program. Nevertheless, the shares of Common Stock issued under the Programs, which are not reacquired by the Company pursuant to rights reserved upon the issuance thereof or pursuant to payment of the purchase price of shares under stock options by delivery of other shares of Common Stock of the Company, may not exceed the total number of shares reserved for issuance under the Programs.

    The Programs provide for adjustment in the number of shares reserved and in the shares covered by each outstanding option in the event of a stock dividend or stock split and for continuation of Benefits and other equitable adjustment in the event of reorganization, sale, merger, consolidation, spin-off, or similar occurrence.

    In the event of the exercise of a stock appreciation right or a limited stock appreciation right, the number of shares reserved for issuance under the Programs shall be reduced by the number of shares of Common Stock covered by the option or portion thereof which is surrendered in connection with such exercise. The number of shares reserved for issuance under the Programs also shall be reduced by the largest whole number obtained by dividing the monetary value of performance units granted at the commencement of a performance period by the market value of a share of Common Stock at such time.

PERSONS WHO MAY PARTICIPATE IN THE 1996 PROGRAM

    The Committee, in its sole discretion, shall designate from time to time those officers and other employees of the Company and its subsidiaries who will be eligible to receive Benefits under the 1996 Program. In addition, members of the board of directors who are not employees of the Company or its subsidiaries receive certain restricted stock awards and may receive non-qualified stock options.

    There are limits imposed on shares covered by restricted stock awards and non-qualified stock options that may be granted to non-employee directors. The maximum number of shares with respect to which incentive stock options, non-qualified stock options, stock appreciation rights and limited stock appreciation rights may be granted to any one participant, in aggregate, in any one calendar year, is 2,000,000 shares. The Programs provide that the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options may become exercisable for the first time by any individual during any calendar year may not exceed $100,000. In no event shall incentive stock options be granted with respect to more than the lesser of: (i) 150,000,000 shares (plus any shares acquired by the Company pursuant to payment of the purchase price of shares under incentive stock options by delivery of other shares of Common Stock of the Company), or (ii) the total number of shares otherwise reserved for issuance under the Programs.

BENEFITS UNDER NON-QUALIFIED STOCK OPTIONS

    A stock option permits its holder to purchase a specific number of shares of Common Stock, during a specified period, upon set terms, and at a set price. The actual purchase of Common Stock pursuant to the option is called the "exercise" of the option.

    A stock option may be either an incentive stock option or a non-qualified stock option. Incentive stock options are options that qualify for special federal income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Stock options which do not qualify for special federal income tax treatment under Code Section 422 are termed "non-qualified stock options." The federal income tax treatment of non-qualified stock options is discussed in the section of this prospectus entitled "Tax Effects of Grant, Transfer, and Exercise of Non-Qualified Stock Options."

    Under the Programs, the purchase price of any option must be at least 100 percent of the fair market value of the Common Stock at the time the option is granted. The Committee may provide for the payment of the purchase price in cash, by delivery of other shares of Common Stock of the Company having a market value equal to the purchase price of such shares, or by any other method. A participant may pay the purchase price by delivery of an exercise notice accompanied by a copy of irrevocable instructions to a broker to deliver promptly to the Company sale or loan proceeds to pay the purchase price. A participant may pay the purchase price of any option only in accordance with the conditions contained in his or her option agreement.

    The Committee may permit or require a participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with the exercise of a non-qualified stock option, by having the Company withhold shares or by delivering shares received in connection with the option or previously acquired, having a fair market value approximating the amount to be withheld.

    The Committee may grant stock options that provide for the automatic grant of replacement stock options. When a non-qualified stock option provides for the automatic grant of a replacement stock option, that replacement stock option will cover not only the number of shares surrendered to pay the non-qualified stock option's purchase price but will also cover the number of shares surrendered by the option holder or withheld by the Company to pay the taxes incurred in connection with the exercise of the non-qualified stock option. The purchase price of any replacement stock option must be 100 percent of the fair market value of the common shares at the time the replacement stock option is granted. Further, every replacement stock option will be exercisable in full six months from the date of its grant, will expire on the expiration date of the original stock option, and will be a non-qualified stock option.

    The period of any option will be determined by the Committee, but no option may be exercised either earlier than six months or after the expiration of ten years from the date it is granted. Each of the Programs contains special rules governing an option's exercise following the option holder's retirement, death, disability, or other termination of employment. The Programs also provide that, notwithstanding any other provision, upon the occurrence of a "Change in Control" (as defined in that program) of the Company, all stock options (whether or not then exercisable) shall become fully exercisable as of the date of the Change in Control (subject to the six month holding period). Termination provisions in the event of retirement, death, disability, or other termination of employment will depend upon and be in accordance with the restrictions and conditions contained in the individual option agreements.

    The 1996 Program also permits non-employee directors to elect to receive any or all of their directors' fees earned during the second half of 1996 and in subsequent years in the form of non-qualified stock options. The number of shares of Common Stock covered by each non-qualified stock option will be determined by an independent appraisal of the intrinsic value of the options being granted and the amount of the director's election for that year. These options will be granted annually on the date of the Company's Annual Shareholder meeting and at a purchase price equal to the fair market value of the shares covered by the option on the grant date and shall not be exercisable after ten years from the grant date.

ASSIGNMENT OF BENEFITS

    Except as provided by the Committee, Benefits granted under the Programs will be exercisable only by the holder during the holder's lifetime; provided, however, that such Benefits will be transferable by will or by the laws of descent and distribution. The Committee has authorized the transfer of non-qualified stock options held by active and retired directors and officers as gifts to the director's or officer's spouse, child or grandchild or to a family trust, a family partnership, a family limited liability company or a similar arrangement for the benefit of such individuals.

TAX EFFECTS OF GRANT, TRANSFER AND EXERCISE OF NON-QUALIFIED STOCK OPTIONS

    Under existing law and regulations, the grant of non-qualified stock options will not result in income taxable to the employee or director or provide an income tax deduction to the Company. Neither the transferor nor the transferee will recognize ordinary income when a non-qualified stock option is transferred. The subsequent exercise of the non-qualified stock option will, however, result in taxable income to the transferor, and the Company will be entitled to a corresponding deduction. The amount so taxable and so deductible will be the excess of the fair market value of the shares purchased over their exercise price. The basis of non-qualified stock option shares will be equal to the shares' fair market value on exercise, and upon subsequent disposition any further gain or loss will be long-term or short-term capital gain or loss, depending upon the length of time the shares are held. The foregoing is a summary of the principal federal income tax rules applicable to the usual situation. It does not specifically discuss the gift tax consequences or the related income tax consequences of stock option transfers. Each participant should discuss his or her individual situation with a qualified tax adviser. In the event the information under this heading should change, updated information will be provided in an appendix to the prospectus.

                                    EXPERTS

    The consolidated financial statements and schedules included in the Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                               VALIDITY OF SHARES

    The validity of the Common Stock offered hereby has been passed upon for the Company by Jose M. de Lasa, Esq., Senior Vice President, General Counsel and Secretary of the Company. As of the date of this Prospectus, Mr. de Lasa held options to purchase 399,148 shares of Common Stock, 203,768 of which were then exercisable.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee...............................................  $   5,882
Legal fees and expenses............................................      6,000
Accounting fees and expenses.......................................      5,000
Miscellaneous......................................................     10,118
                                                                     ---------
    Total..........................................................  $  27,000
                                                                     ---------
                                                                     ---------

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Restated Article R-VI of the Company's Restated Articles of Incorporation provides that the Company shall, in the case of persons who are or were directors or officers of the Company, and may, as to other persons, indemnify to the fullest extent permitted by law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The provisions of Article R-VI are applicable to all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, as authorized by the Company's Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to indemnification.

    Section 8.75 of the Illinois Business Corporation Act provides that a corporation may indemnify any person (or his or her personal representatives) who, by reason of the fact that such person is or was a director or officer of such corporation, is made (or threatened to be made) a party to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against reasonable expenses (including attorneys' fees), judgments, fines and settlement payments, if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of such corporation and, in criminal actions, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys' fees) and only if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that such person has been successful in defending any action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for reasonable expenses (including attorneys' fees) incurred by such person in connection therewith.

    The indemnification provided for by the Illinois Business Corporation Act is not exclusive of any other rights of indemnification, and a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the Illinois Business Corporation Act. The Company's directors and officers are insured under a directors and officers liability insurance policy maintained by the Company.

ITEM 16.  EXHIBITS.

    A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Lake, State of Illinois, on October 9, 1998.

                                ABBOTT LABORATORIES

                                By:              /s/ D. L. BURNHAM
                                     -----------------------------------------
                                                   D. L. Burnham
                                             CHAIRMAN OF THE BOARD AND
                                              CHIEF EXECUTIVE OFFICER

    Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Jose M. de Lasa and Gary P. Coughlan and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to the Registrant's Form S-3 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1998.

             NAME                                         TITLE
------------------------------  ---------------------------------------------------------


/s/ D.L. BURNHAM                Chairman of the Board,
------------------------------    Chief Executive Officer and Director
D. L. Burnham                     (principal executive officer)

/s/ THOMAS R. HODGSON
------------------------------  President, Chief Operating Officer
Thomas R. Hodgson                 and Director

/s/ MILES D. WHITE
------------------------------  Executive Vice President
Miles D. White                    and Director

/s/ ROBERT L. PARKINSON, JR.
------------------------------  Executive Vice President
Robert L. Parkinson, Jr.          and Director

/s/ GARY P. COUGHLAN            Senior Vice President, Finance and
------------------------------    Chief Financial Officer
Gary P. Coughlan                  (principal financial officer)

/s/ THEODORE A. OLSON
------------------------------  Vice President and Controller
Theodore A. Olson                 (principal accounting officer)

             NAME                                         TITLE
------------------------------  ---------------------------------------------------------

/s/ K. FRANK AUSTEN, M.D.
------------------------------
K. Frank Austen, M.D.                                   Director

/s/ DAVID A. JONES
------------------------------
David A. Jones                                          Director

/s/ DAVID A. L. OWEN
------------------------------
David A. L. Owen                                        Director

/s/ BOONE POWELL, JR.
------------------------------
Boone Powell, Jr.                                       Director

/s/ A. BARRY RAND
------------------------------
A. Barry Rand                                           Director

/s/ W. ANN REYNOLDS, PH.D.
------------------------------
W. Ann Reynolds, Ph.D.                                  Director

/s/ WILLIAM D. SMITHBURG
------------------------------
William D. Smithburg                                    Director

/s/ JOHN R. WALTER
------------------------------
John R. Walter                                          Director

/s/ WILLIAM L. WEISS
------------------------------
William L. Weiss                                        Director

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       3.1   Corporate By-laws--Abbott Laboratories.
       4.1   Abbott Laboratories 1986 Incentive Stock Program (incorporated by reference, to Exhibit 10, Material
               Contracts, of the Company's Annual Report on Form 10-K, filed March 9, 1998).
       4.2   Abbott Laboratories 1991 Incentive Stock Program (incorporated by reference, to Exhibit 10, Material
               Contracts, of the Company's Annual Report on Form 10-K, filed March 9, 1998).
       4.3   Abbott Laboratories 1996 Incentive Stock Program (incorporated by reference, to Exhibit 10, Material
               Contracts, of the Company's Annual Report on Form 10-K, filed March 9, 1998).
       5.1   Opinion of Jose M. de Lasa
      23.1   Consent of Arthur Andersen LLP
      23.2   Consent of Jose M. de Lasa (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
      24.1   Power of Attorney (included on signature page of this Registration Statement)